EX-99.1

Press Release
EMCORE Corporation Reports Fiscal 2006 First Quarter Results
  Revenues increase 48% from a year ago and 8% sequentially, to a record level of $39.9 million;
  Company raises Fiscal 2006 revenue guidance to $159 - $171 million, or a 25% - 35% increase over Fiscal 2005.

SOMERSET, New Jersey, February 1, 2006 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets, today announced its financial results for the fiscal 2006 first quarter ended December 31, 2005.

Revenues for the first quarter of fiscal 2006 were $39.9 million, an increase of 48% from the $27.0 million reported in the first quarter of fiscal 2005, and an increase of $2.9 million, or 8%, sequentially from the $37.0 million in the previous quarter. All three of the Company’s operating segments; Electronic Materials and Devices, Photovoltaics and Fiber Optics posted revenue increases both sequentially and year over year. Revenues for Electronic Materials and Devices of $4.2 million represented an increase of 18% sequentially and 128% year over year. Photovoltaics revenues of $10.7 million represented an increase of 15% sequentially and 44% year over year. Fiber optic revenues of $25.0 million represented an increase of 4% sequentially and 41% year over year. Gross profit in the first quarter was $7.2 million, or 18%, an increase of 36 basis points sequentially and an increase of 10% points year over year.

Operating expenses of $12.0 million includes $1.1 million of stock-based compensation expense. Operating expenses, excluding stock-based compensation expense were $10.9 million essentially flat both sequentially and year over year. Included in selling, general and administrative expenses during the quarter were approximately $202,000 of idle facility charges associated with the consolidation of the photovoltaics operations. The Company’s City of Industry photovoltaics location is scheduled to be closed later this year and relocated to an automated facility in Albuquerque, NM. Similar charges of approximately $684,000 and $472,000 were recorded in the quarters ended September 30, 2005 and December 31, 2004, respectively. Also included in selling, general and administrative expenses were approximately $400,000 related to Sarbanes-Oxley 404 compliance. The Company successfully completed its first year of SOX 404 compliance in December 2005. Going forward, the Company expects SOX related costs to decrease significantly. During the quarter, the Company implemented SFAS 123(R), Share-Based Payments, expensing stock based compensation to employees. EMCORE reported an operating loss of $4.9 million, excluding the $1.1 million of stock-based compensation expense, the operating loss was $3.7 million, an improvement of $500,000 sequentially and $4.8 million year over year.

Interest expense, net for the quarter totaled $967,000. GELcore, the Company’s joint venture with General Electric Lighting, provided $547,000 of income. This was offset, in part, by the loss incurred by Velox Semiconductor, Inc., which was spun-off from EMCORE during fiscal 2005. The Company’s portion of Velox’s net loss totaled $182,000. EMCORE will account for its investment in Velox under the equity method through March 31, 2006, and thereafter under the cost method of accounting.

During the quarter, the Company exchanged approximately $14.4 million of its convertible, subordinated notes, due in May of 2006, for similar notes due in May 2011. As a result of this transaction, the Company incurred a non-cash loss of $1.1 million which is reflected as a ‘Loss on Convertible Subordinated Notes’ in the other income/(expense) section of the attached financial statements.

Net loss excluding stock-based compensation expense, the loss on convertible subordinated notes, Velox and idle facility costs amounted to $4.0 million, or $0.08 per share. The GAAP net loss was $6.5 million or $0.14 per share.

Management Discussion and Outlook

“Revenues of $39.9 million exceeded our upward revised guidance of $39 million for the December quarter. In addition we raised fiscal 2006 revenue guidance. All three of our operating segments experienced revenue increases quarter over quarter as well as year over year. Bookings continue to be strong and as a result, we expect revenues to increase to $41-$42 million in the March 2006 quarter,” commented Reuben F. Richards, Jr., President and CEO. “In fiscal 2006 we have made three acquisitions to complete our strategic positioning regarding a vertically integrated broadband infrastructure:

•	Phasebridge, rounding out our satellite communications and specialty product lines;
•	Force, increasing our presence in the expanding video transmission market; and
•	K2 Optronics, providing low cost external cavity lasers for use in our CATV product lines.

These acquisitions, at very attractive prices, further strengthen our leading position on broadband infrastructure products,” added Mr. Richards.

Company Highlights

The Phasebridge, Inc. acquisition was completed on November 8, 2005. Phasebridge, an innovative provider of high performance, high value, miniaturized multi-chip system-in-package optical modules and subsystem solutions for a wide variety of markets, including fiber optic gyroscopes for weapons and aerospace guidance, radio frequency over fiber links for device remoting and optical networks, and emerging technologies such as optical RF frequency synthesis and processing and terahertz spectroscopy.

The Force, Inc. acquisition was completed on December 18, 2005. Force, specializes in the design, manufacture and marketing of advanced fiber optic-based signal transport equipment for a wide range of applications including broadcast and satellite communications, private video networks and cable television.

The K2 Optronics, Inc. acquisition was completed on January 12, 2006. K2 specializes in designing, developing and manufacturing analog and digital transmission lasers for the cable television, telecommunications, sensing, and test and measurement industries.

EMCORE will discuss the results further on a conference call to be held tomorrow, Thursday, February 2, 2006 at 9:00 a.m. ET. To participate in the call, U.S. callers should dial (toll free) 877-691-0878 and international callers should dial 973-582-2773. A replay of the call will be available beginning February 2, 2006 at 11:00 a.m. ET until February 9, 2006 at 11:59 p.m. ET. The replay call-in number for U.S. callers is 877-519-4471, for international callers it is 973-341-3080, and the access code is 6909964#. The call also will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets. EMCORE has three operating segments: Fiber Optics, Photovoltaics, and Electronic Materials and Devices. The Company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders in the transport of video, voice, and data, over copper, hybrid fiber/coax (HFC), fiber, satellite, and wireless networks. EMCORE's solutions include: optical components and subsystems for fiber-to-the-premise, cable television, and high speed data and telecommunications networks; solar cells, solar panels, and fiber optic ground station links for global satellite communications; and electronic materials for high bandwidth wireless communications systems, such as Wi-Fi Internet access and 3G mobile handsets and PDA devices. Through its joint venture participation in GELcore, LLC, EMCORE plays a vital role in providing next-generation High-Brightness LED products and solutions to the general and specialty illumination markets. For further information about EMCORE, visit http://www.emcore.com.

Disclaimer

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Such forward-looking statements include but are not limited to words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements also include, without limitation, (a) any statements or implications regarding EMCORE’s ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE’s financial performance, (ii) EMCORE’s continued leadership in technology and manufacturing in its markets, and (iii) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in future periods, including, without limitation, with respect to anticipated revenues for the second quarter of fiscal 2006. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) EMCORE’s cost reduction efforts may not be successful in achieving their expected benefits, (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, and execution concerns; (b) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (c) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

EMCORE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended December 31, 2005 and 2004
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2005	2004

Revenue	$39,891	$26,964
Cost of revenue	32,710	24,889
Gross profit	7,181	2,075

Operating expenses:
Selling, general and administrative	6,779	5,560
Research and development	4,133	5,059
SFAS 123(R) stock based compensation	1,130	-
Total operating expenses	12,042	10,619

Operating loss	(4,861)	(8,544)

Other (income) expenses:
Interest expense, net	967	969
Loss on Convertible Subordinated Notes	1,078	-
Equity in net loss of Velox	182	-
Equity in net (income) of GELcore	(547)	(372)
Total other expenses	1,680	597

Net loss	$(6,541)	$(9,141)

Per share data
Net loss per basic and diluted share	$(0.14)	$(0.19)

Weighted average number of shares outstanding used in basic and diluted per share calculations	48,181	46,994

EMCORE CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and September 30, 2005
(in thousands)
(unaudited)

	As of December 31, 2005	As of September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$15,239	$19,525
Restricted cash	645	547
Marketable securities	18,300	20,650
Accounts receivable, net	25,455	22,633
Receivables, related parties	4,437	4,197
Inventories, net	20,441	18,348
Prepaid expenses and other current assets	3,589	3,638

Total current assets	88,106	89,538

Property, plant and equipment, net	55,487	56,957
Goodwill	35,630	34,643
Intangible assets, net	6,951	5,347
Investments in unconsolidated affiliates	13,064	12,698
Receivables, related parties	169	169
Other assets, net	7,093	6,935

Total assets	$206,500	$206,287

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,536	$15,587
Accrued expenses	16,415	19,078
Convertible subordinated note, current portion	1,350	1,350

Total current liabilities	37,301	36,015

Convertible subordinated notes	95,797	94,701
Other liabilities	75	8

Total liabilities	133,173	130,724

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized, no shares outstanding
Common stock, no par value, 100,000 shares authorized; 48,653, shares issued and 48,633 outstanding at December 31, 2005; 48,023 shares issued and 48,003 outstanding at September 30, 2005	396,771	392,466
Accumulated deficit	(322,512)	(315,971)
Treasury stock, at cost; 20 shares	(932)	(932)

Total shareholders’ equity	73,327	75,563

Total liabilities and shareholders’ equity	$206,500	$206,287

In accordance with applicable regulations, a non-GAAP reconciliation is provided below, which allows investors to reconcile the non-GAAP measures discussed above to GAAP.  A non-GAAP financial measure is a numerical measure of a company's performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  EMCORE believes that the additional non-GAAP measures are useful to investors for financial analysis.  Management also uses these measures internally to evaluate the company's operating performance, and the measures are used for planning and forecasting of future periods.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP NET LOSS AND NET LOSS PER SHARE
 (in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2005	2004

GAAP net loss	$(6,541)	$(9,141)
Adjustment:
Velox loss	182
Idle facility charges	202	472
Loss on Convertible Subordinated Notes	1,078
SFAS 123(R), stock-based compensation	1,130

Non-GAAP net loss	$(3,950)	$(8,669)

Non-GAAP loss per basic and diluted share	$(0.08)	$(0.18)

EMCORE CORPORATION
RECONCILIATION OF OPERATING EXPENSES and OPERATING LOSS
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2005	2004

Operating expenses	$12,042	$10,619
Adjustment:
SFAS 123(R), stock-based compensation	1,130
Operating expenses, net of stock based compensation	$10,912	$10,619

Operating loss	$(4,861)	$(8,544)
SFAS 123(R), stock-based compensation	1,130
Operating loss, net of stock based compensation	$(3,731)	$(8,544)

CONTACT

EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

TTC Group
Victor Allgeier
(212) 227-0997
info@ttcominc.com